UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2024

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2024, E4:9 Holdings, Inc. (the “Seller”), a wholly-owned subsidiary of Fathom Holdings Inc. (“Fathom”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Dagley Insurance Agency, LLC, a wholly-owned operating subsidiary of the Seller (“DIA”), D6 Holdings, LLC, (the “Purchaser”), and Nathan Dagley, owner of Purchaser and founder and president of DIA. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Seller has agreed to sell to the Purchaser all of the issued and outstanding membership interests of DIA (the “Transaction”). DIA is an independent insurance brokerage, operating in 47 states and the District of Columbia. The transaction closed on May 3, 2024.

The consideration to be paid by the Purchaser to the Seller in connection with the Transaction is $15 million in cash, subject to certain purchase price adjustments, consisting of (i) $8 million in cash paid at closing, (ii) $4 million in cash paid on the first anniversary of the closing date, and (iii) $3 million in cash paid on the second anniversary of the closing date. Fathom intends to use the consideration to strengthen its financial position and support its growth initiatives.

The Purchase Agreement contains customary representations, warranties and covenants, as well as certain indemnification provisions, between the Seller, on the one hand, and the Purchaser and Mr. Dagley, on the other. The Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of factual information, since they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On May 6, 2024, Fathom issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of Fathom giving effect to the Transaction as of and for the year ended December 31, 2023, together with the related unaudited notes to the financial statements, are included as Exhibit 99.2 to this Current Report and are incorporated herein by reference.

(d)       Exhibits.

Exhibit Number	Exhibit Description

2.1*	Equity Purchase Agreement, dated as of May 3, 2024, by and among E4:9 Holdings, LLC, Dagley Insurance Agency, LLC, D6 Holdings, LLC and Nathan Dagley.
99.1	Press Release, dated May 6, 2024.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Fathom Holdings Inc. as of and for the year ended December 31, 2023, together with the related notes to the financial statements.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in Fathom’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in Fathom’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Fathom’s other SEC filings. Fathom undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: May 9, 2024	/s/ Marco Fregenal
Marco Fregenal
President and Chief Executive Officer